DEAN HELLER                                    FILE NO. C31197-04
Secretary of State                             Filed November 19, 2004
206 North Carson Street
Carson City, Nevada 89601-4299
(775) 684-5708
Website: secretaryofstate.biz


                      ARTICLES OF INCORPORATION
                        (PURSUANT TO NRS 78)



1.  Name of Corporation:  Milk Bottle Cards Inc.

2. Resident Agent Name and Street Address: Resident Agents of Nevada, Inc., #83364, 711 S. Carson St., Suite 4, Carson City, Nevada 89701.

3. Shares: Number of shares with par value: 100,000,000 common shares, par value $.001 per share.

4.  Names and Addresses of Board of Directors:

    Dwight Alan Teegardin
    711 S. Carson Street, Suite 4
    Carson City, Nevada 89701

5.  Purpose: The purpose of this Corporation shall be: Any legal purpose.

6.  Names, Address and Signature of Incorporator:

    Sandra L. Miller                             /s/ Sandra L. Miller
    711 S. Carson St., Suite 4
    Carson City, Nevada 89701

7.  Certificate of Acceptance of Appointment of Resident Agent

    I hereby accept appointment as Resident Agent for the above-named corporation.

    /s/ Sandra L. Miller                        Dated: 11/8/04